UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2008

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2008, the Board of Directors of Syniverse Holdings, Inc. (the “Company”) appointed Mr. Martin A. Picciano to serve as the Company’s Chief Accounting Officer. Prior to joining the Company on August 25, 2008, Mr. Picciano, 42, served as the Senior Vice President of Accounting (beginning in June 2004) and Chief Accounting Officer (beginning in October 2005) of Global Payments Inc., a leading payment processing and consumer money transfer company headquartered in Atlanta, Georgia. From February 2001 to May 2004, Mr. Picciano served as the Vice President and Controller of Global Payments Inc., and previously he served as Assistant Controller of National Data Corporation from September 1996 to January 2001.

Following Mr. Picciano’s appointment, Mr. David W. Hitchcock, who previously served as both the Company’s Chief Accounting Officer and Chief Financial Officer, will continue to serve as the Company’s Chief Financial Officer.

On September 25, 2008, Mr. Collin E. Roche resigned from the Company’s Board of Directors (the “Board”) and from those committees of the Board on which he served.

On September 26, 2008, the Company issued press releases (the “Press Releases”) announcing Mr. Picciano’s appointment and Mr. Roche’s resignation, each as described above. Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, a copy of each of the Press Releases is filed as Exhibit 99.1 to this Report, and the information contained in each of the Press Releases is incorporated into Item 5.02 of this Report by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press releases issued by Syniverse Holdings, Inc. on September 26, 2008.

*	Filed herewith electronically.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: September 26, 2008

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ David W. Hitchcock
Name:	David W. Hitchcock
Title:	Chief Financial Officer

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

By:	/s/ David W. Hitchcock
Name:	David W. Hitchcock
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press releases issued by Syniverse Holdings, Inc. on September 26, 2008.

*	Filed herewith electronically.